UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 13, 2016

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2016, SBA Communications Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders. At the 2016 Annual Meeting of Shareholders, the shareholders voted on (i) the election of three director nominees (Proposal 1), (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year (Proposal 2), (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3), (iv) the approval of the Company’s proxy access bylaw (Proposal 4) and (v) a shareholder proposal to amend the Company’s proxy access bylaw to reduce the ownership threshold from 5% to 3% and make other changes (Proposal 5) described in the Company’s 2016 Annual Meeting proxy statement. The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as Class II directors for a term of office expiring at the 2019 Annual Meeting of Shareholders and, in each case, until his successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Kevin L. Beebe	108,285,624	1,085,695	40,663	4,244,769
Jack Langer	107,393,340	1,978,293	40,349	4,244,769
Jeffrey A. Stoops	107,784,967	1,586,729	40,286	4,244,769

Proposal 2

The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

For	Against	Abstain	Broker Non-Vote
111,688,997	1,956,717	11,037	—

Proposal 3

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
107,511,028	1,836,873	64,081	4,244,769

Proposal 4

The shareholders did not approve the Company’s proxy access bylaw.

For	Against	Abstain	Broker Non-Vote
32,191,313	77,191,835	28,834	4,244,769

Proposal 5

The shareholders approved the shareholder proposal to amend the Company’s proxy access bylaw to reduce the ownership threshold from 5% to 3% and make other changes described in the Company’s 2016 Annual Meeting proxy statement.

For	Against	Abstain	Broker Non-Vote
73,916,380	35,406,261	89,341	4,244,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: May 16, 2016